UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2015

POLYPORE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32266	43-2049334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(704) 587-8409

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on February 23, 2015, Polypore International, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Asahi Kasei Corporation (“Asahi Kasei”) and ESM Holdings Corporation, an indirect wholly owned subsidiary of Asahi Kasei (“Merger Sub”). The Merger Agreement provides, among other things, that upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of Asahi Kasei (the “Merger”). The completion of the Merger is subject to customary closing conditions and to the closing of the sale of the Company’s Separations Media segment to 3M Company (the “Separations Media Sale”), pursuant to the Asset Purchase Agreement, dated as of February 23, 2015 (the “Asset Purchase Agreement”), by and between the Company and 3M Company. The Company is filing this Current Report on Form 8-K to provide an update on the status of the antitrust clearances required in connection with the Merger and the Separations Media Sale.

On August 19, 2015, the Company and Asahi Kasei received antitrust clearance for the Merger from the Fair Trade Commission of the Republic of Korea. With the receipt of such clearance, the Company, Asahi Kasei and 3M Company have received all antitrust clearances from applicable U.S. and foreign regulatory authorities required in connection with the Merger and the Separations Media Sale. The transactions are expected to close on August 26, 2015.

Forward-Looking Statements

This report includes “forward-looking statements.” All statements other than statements of historical facts included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Many factors mentioned in our discussion in this release, including the risks outlined under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and subsequent reports filed with the Securities and Exchange Commission, will be important in determining future results. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including, but not limited to, the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing or consummation of the proposed transactions, or the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the SEC filings submitted by Polypore from time to time, including in its Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We do not undertake any obligation to update these forward-looking statements in this release or the risk factors set forth above to reflect new information, future events or otherwise, except as may be required under federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.

By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer

Date: August 19, 2015